                                                                   Exhibit 10.38


                              NOTE PURCHASE AGREEMENT

                            DATED AS OF FEBRUARY 3, 1998

                                   BY AND BETWEEN

                                    CYGNUS, INC.

                                        AND

                                  [NAME OF BUYER]



                                ____________________



                 4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2005

                               NOTE PURCHASE AGREEMENT
                 4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2005
                                    CYGNUS, INC.

                                                                        Page
                                                                        ----
1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   PURCHASE AND SALE; PURCHASE PRICE . . . . . . . . . . . . . . . . .  7
     (a)  Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     (b)  Form of Payment. . . . . . . . . . . . . . . . . . . . . . . .  7
     (c)  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

3.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER . . . . .  8
     (a)  Note Purchase Agreement. . . . . . . . . . . . . . . . . . . .  8
     (b)  Accredited Investor. . . . . . . . . . . . . . . . . . . . . .  8
     (c)  Short Position . . . . . . . . . . . . . . . . . . . . . . . .  8
     (d)  Non-contravention. . . . . . . . . . . . . . . . . . . . . . .  8
     (e)  Documents and Information. . . . . . . . . . . . . . . . . . .  8
     (f)  Certain Circumstances of Offering. . . . . . . . . . . . . . .  8

4.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY . . . .  9
     (a)  Organization and Authority . . . . . . . . . . . . . . . . . .  9
     (b)  Qualifications . . . . . . . . . . . . . . . . . . . . . . . .  9
     (c)  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  9
     (d)  Material Losses. . . . . . . . . . . . . . . . . . . . . . . . 10
     (e)  Concerning the Shares and the Common Stock . . . . . . . . . . 10
     (f)  Corporate Authorization. . . . . . . . . . . . . . . . . . . . 10
     (g)  Description of Common Stock. . . . . . . . . . . . . . . . . . 11
     (h)  Non-contravention. . . . . . . . . . . . . . . . . . . . . . . 12
     (i)  Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     (j)  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 12
     (k)  Absence of Certain Proceedings . . . . . . . . . . . . . . . . 13
     (l)  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     (m)  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 13
     (n)  Intellectual Property. . . . . . . . . . . . . . . . . . . . . 14
     (o)  Compliance with Law and Obligations. . . . . . . . . . . . . . 14
     (p)  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 15


                                   i.

     (q)  Registration Statement, Indenture, Etc.. . . . . . . . . . . . 15
     (r)  Investment Company . . . . . . . . . . . . . . . . . . . . . . 16
     (s)  Absence of Brokers, Finders, Etc.. . . . . . . . . . . . . . . 16
     (t)  Certain Issuances of Securities; Certain NASD Matters. . . . . 16
     (u)  Rights Agreement.. . . . . . . . . . . . . . . . . . . . . . . 16

5.   CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 16
     (a)  Nasdaq Listing; Reporting Status . . . . . . . . . . . . . . . 17
     (b)  Indenture; Supplemental Indenture. . . . . . . . . . . . . . . 17
     (c)  State Securities Laws. . . . . . . . . . . . . . . . . . . . . 17
     (d)  Certain Future Financings and Related Actions. . . . . . . . . 17
     (e)  Limitation on Certain Actions. . . . . . . . . . . . . . . . . 18
     (f)  Concerning the Registration Statement. . . . . . . . . . . . . 18
     (g)  Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . 19
     (h)  Debt Obligation. . . . . . . . . . . . . . . . . . . . . . . . 20

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. . . . . . . . . . . 20

7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. . . . . . . . . . 20

8.   INDEMNIFICATION AND CONTRIBUTION. . . . . . . . . . . . . . . . . . 22
     (a)  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 22
     (b)  Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . 23

9.   PURCHASABLE SHARES. . . . . . . . . . . . . . . . . . . . . . . . . 23
     (a)  Right to Purchase. . . . . . . . . . . . . . . . . . . . . . . 23
     (b)  Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (c)  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (d)  Adjustment for Dividends in Other Stock, Property, Etc.;
          Reclassification, Etc. . . . . . . . . . . . . . . . . . . . . 24
     (e)  Exercise Upon Reorganization, Consolidation, Merger, Etc.  . . 25
     (f)  Adjustment for Extraordinary Events  . . . . . . . . . . . . . 25
     (g)  Notices of Record Date, Etc. . . . . . . . . . . . . . . . . . 26
     (h)  Reservation of Stock, Etc. . . . . . . . . . . . . . . . . . . 27
     (i)  No Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . 27
     (j)  Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . 27

10.  MISCELLANEOUS
     (a)  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . 27
     (b)  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     (c)  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 27
     (d)  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     (e)  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 28
     (f)  Entire Agreement; Benefit. . . . . . . . . . . . . . . . . . . 28
     (g)  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     (h)  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     (i)  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 29
     (j)  Assignment of Certain Rights and Obligations . . . . . . . . . 29
     (k)  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     (l)  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     (m)  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     (n)  Press Release, Public Announcements, Etc.. . . . . . . . . . . 30
     (o)  Construction . . . . . . . . . . . . . . . . . . . . . . . . . 30


                                   ii.

ANNEXES

Annex I     Buyer Escrow Instructions
Annex II    Form of Conversion Agent Agreement
Annex III   Form of Prospectus Supplement
Annex IV    Form of First Supplemental Indenture to be dated as of
            February 3, 1998
Annex V     Form of Opinion of Brobeck Phleger & Harrison LLP, Counsel for the
            Company, to Be Delivered to the Buyer on the Closing Date
Annex VI    Form of Opinion of Patent Counsel for the Company, to Be Delivered
            to the Buyer on the Closing Date







                                   iii.

                               NOTE PURCHASE AGREEMENT

          THIS NOTE PURCHASE AGREEMENT, dated as of February 3, 1998 (this "Agreement"), by and between CYGNUS, INC., a Delaware corporation (the "Company"), with headquarters located at 400 Penobscot Drive, Redwood City, California 94063-4719, and [NAME OF BUYER] (the "Buyer").

                                W I T N E S S E T H:

          WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, convertible promissory notes of the Company having the aggregate principal amount set forth on the signature page of this Agreement, to be issued by the Company pursuant to the Indenture (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein) and the Supplemental Indenture and which will be convertible into shares of Common Stock; and

          WHEREAS, the Company has filed the Registration Statement relating to debt and equity securities, which has been declared effective by the SEC, and is offering a portion of such securities to the Buyer to be purchased pursuant to this Agreement and the Prospectus;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   DEFINITIONS

          (a) As used in this Agreement, the terms "Agreement," "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

          (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          (c) Capitalized terms defined herein by reference to another agreement or instrument which, on the date of execution and delivery of this Agreement, has not been executed and delivered by the parties thereto shall nonetheless have the meanings set forth in the form of such other agreement or instrument referred to in this Agreement until execution of such other agreement or instrument and, following execution and delivery of such other agreement or instrument, shall have the meanings set forth in such other agreement or instrument as so executed and delivered.

          (d) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York, San Francisco, California or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to remain closed.

          "Buyer Escrow Agent" means the escrow agent identified in the Buyer Escrow Instructions.

          "Buyer Escrow Instructions" means the Buyer Escrow Instructions attached hereto as ANNEX I.

          "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by an Indemnified Person.

          "Closing Date" means 12:00 noon, New York City time, on February 4, 1998 or such other mutually agreed to time.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Company, together with the related Preferred Stock Purchase Rights (until such time as such rights are no longer applicable or the Rights Agreement is terminated) or similar rights of the Company applicable to the Common Stock generally, or any shares of capital stock and the related rights into which such class of stock or such rights shall be changed or reclassified after the Closing Date.

          "Conversion Agent Agreement" means the Conversion Agent Agreement to be entered into by and among the Company, the Transfer Agent and the Trustee for the benefit of the holders of the Notes and the Other Notes in the form attached hereto as ANNEX II.

          "Conversion Notice" means a Notice of Conversion of 4% Senior Subordinated Convertible Notes due 2005 substantially in the form to be set forth in Section 2.04 of the


                                       2.

Supplemental Indenture.

          "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

          "Corporate Trust Office" shall have the meaning to be provided in the Indenture.

          "Direct Common Stock Offering" means the proposed sale by the Company for cash of 905,740 shares of Common Stock registered pursuant to the Registration Statement, which sale shall be made directly to the purchasers of such shares.

          "Event of Default" shall have the meaning to be provided in the Supplemental Indenture.

          "Indemnified Person" means the Buyer, the directors, if any, of the Buyer, the officers and other agents, if any, of the Buyer, the investment advisors to the Buyer and each person, if any, who controls the Buyer within the meaning of the 1933 Act or the 1934 Act.

          "Indenture" means the Indenture, to be dated as of February 4, 1998, by and between the Company and the Trustee in the form filed as Exhibit 4.2 to the Registration Statement.

          "Interest Shares" means the shares of Common Stock issuable in payment of interest on the Notes.

          "Majority Holders" means at any time the Persons who are holders of Notes and Other Notes which, based on the original principal amount thereof, represent a majority of the original aggregate principal amount of the Notes, and the Other Notes, whether or not outstanding at such time.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq" means the Nasdaq National Market.

          "1996 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 thereto on Form 10-K/A.

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "1939 Act" means the Trust Indenture Act of 1939, as amended.


                                       3.

          "1939 Act Rules and Regulations" means the rules and regulations of the SEC under the 1939 Act.

          "Notes" means the 4% Senior Convertible Notes due 2005 of the Company to be issued pursuant to the Indenture and the Supplemental Indenture in the form provided for in Section 2.02 of the Supplemental Indenture.

          "Other Note Purchase Agreements" means the several Note Purchase Agreements, dated as of the date hereof, by and between the Company and the respective buyers named therein pursuant to which the Other Notes are being issued.

          "Other Notes" shall mean the 4% Senior Subordinated Convertible Notes due 2005 issuable pursuant to the Other Note Purchase Agreement.

          "Permitted Transferee" means any Person who is (A) an Affiliate of the Buyer, (B) the holder of any Other Note (provided that such holder is an authorized holder thereof pursuant to this Agreement or the Other Note Purchase Agreements), (C) an Affiliate of the holder of any Other Note (provided that such holder is an authorized holder thereof pursuant to this Agreement or the Other Note Purchase Agreements), and (D) any Person who has the same principal investment adviser as, or whose principal investment adviser is an Affiliate of the principal investment adviser to, the Buyer or any Person identified in the preceding clauses (A) through (C), and in any such case to whom Notes are being transferred which have a principal amount equal to at least 20% of the principal amount of the Notes outstanding on the date of such transfer, but in no event less than $1,500,000 (or equal to such lesser principal amount of the Notes held by the Buyer at the time of such transfer).

          "Person" shall have the meaning to be provided in the Indenture.

          "Preferred Stock Purchase Rights" shall have the meaning to be provided in the Supplemental Indenture.

          "Prospectus" means the Prospectus, dated November 12, 1997, forming part of the Registration Statement, as supplemented by the Prospectus Supplement, including any documents and reports incorporated therein by reference.

          "Prospectus Supplement" means the Prospectus Supplement in the form attached hereto as ANNEX III, to be filed with the SEC as provided in
Section 5(f).

          "Purchasable Shares" means the shares of Common Stock which may be purchased


                                       4.

by the Buyer pursuant to Section 9.

          "Purchase Price" means the purchase price for the Notes set forth on the signature page of this Agreement.

          "Registration Statement" means the Registration Statement on Form S-3 of the Company under the 1933 Act (Registration No. 333-39275), including any documents or reports incorporated therein by reference.

          "Repurchase Event" shall have the meaning to be provided in the Supplemental Indenture.

          "Rights Agreement" shall have the meaning to be provided in the Supplemental Indenture.

          "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

          "Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell securities of the Company to the public without registration under the 1933 Act.

          "Rules and Regulations" means the rules and regulations of the SEC under the 1933 Act.

          "SEC" means the Securities and Exchange Commission.

          "SEC Effective Date" means the date the Registration Statement was declared effective by the SEC.

          "SEC Reports" means the 1996 10-K, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and the Company's definitive Proxy Statement for its 1997 Annual Meeting of Stockholders, in each case as filed with the SEC.

          "Securities" means, collectively, the Note and the Conversion Shares.

          "Shares" means the Conversion Shares and the Interest Shares.

          "Stockholder Approval" shall have the meaning to be provided in the Supplemental


                                       5.

Indenture.

          "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Supplemental Indenture" means the First Supplemental Indenture, to be dated as of February 4, 1998, by and between the Company and the Trustee in the form attached hereto as ANNEX IV.

          "Transaction Documents" means, collectively, this Agreement, the Indenture, the Supplemental Indenture, the Notes, the Conversion Agent Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

          "Transfer Agent" means Chase Mellon Shareholder Services L.L.C. or any successor thereof serving as transfer agent and registrar for the Common Stock.

          "Trustee" means State Street Bank and Trust Company of California, N.A., as Trustee.

          "Violations" means

          (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC on or prior to the Closing Date) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

          (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

          (iv) any breach or alleged breach by the Company of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.


                                       6.

          2.   PURCHASE AND SALE; PURCHASE PRICE

          (a) PURCHASE. The Buyer hereby agrees to purchase, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the Notes in the aggregate principal amount set forth on the signature page of this Agreement and having the terms and conditions to be set forth in the Indenture and the Supplemental Indenture.

          (b) FORM OF PAYMENT. On or before the Closing Date, the Buyer shall deposit an amount equal to the Purchase Price in escrow by delivering funds in United States Dollars in the amount of the Purchase Price to the Buyer Escrow Agent against delivery by the Company of the Notes, duly executed on behalf of the Company, to the Buyer on or prior to the Closing Date. Delivery of the Purchase Price to the Buyer Escrow Agent shall be made by wire transfer of funds to:

          Bank of America
          ABA: 121000358
          Account #: 1664707613
          Account Name:  Brobeck, Phleger & Harrison LLP
          Identifier: 020422.0010

Such funds shall at all times remain the property of the Buyer, subject to the terms of the Buyer Escrow Instructions, until required to be released to the Company in accordance with the Buyer Escrow Instructions. By signing this Agreement, the Buyer agrees to all of the terms and conditions of, and becomes a party to, the Buyer Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full. Neither the Company nor any creditor or stockholder of the Company or any person claiming rights by, through or on behalf of the Company shall have any claim, lien, equity, encumbrance or other right to or in respect of the funds or any other property held pursuant to the Buyer Escrow Instructions prior to satisfaction of the conditions to the release thereof to the Company in accordance with the terms of this Agreement and the Buyer Escrow Instructions.

          (c) CLOSING. The issuance and sale of the Notes shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing on the Closing Date (1) the Buyer will pay the Purchase Price to the Company by release of an amount equal thereto under the Buyer Escrow Instructions and (2) the Company will deliver the Notes to the Buyer or its designee.


                                       7.

          3.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) NOTE PURCHASE AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

          (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

          (c) SHORT POSITION. The Buyer and, to the best of Buyer's knowledge, the Buyer's Affiliates do not as of the date of this Agreement and will not as of the Closing Date, directly or indirectly, maintain a short position in the Common Stock resulting from a "short sale" (as that term is defined in Rule 3b-3 under the 1934 Act as in effect on the date of this Agreement) or own any puts, calls, options or other derivative securities in respect of the Common Stock.

          (d) NON-CONTRAVENTION. The execution and delivery of this Agreement and the purchase of the Notes by the Buyer pursuant hereto will not violate or contravene any law, rule or regulation applicable to the Buyer, or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Buyer, except to the extent that such violation or contravention would not have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement.

          (e) DOCUMENTS AND INFORMATION. The Buyer has received the Registration Statement and the Prospectus, including the SEC Reports incorporated by reference therein (but excluding certain exhibits thereto), and has had an opportunity to review and to ask questions of the Company regarding the Registration Statement and the Prospectus.

          (f) CERTAIN CIRCUMSTANCES OF OFFERING. The Buyer first received an offer to acquire the Notes either in connection with the preliminary prospectus supplement, dated


                                       8.

November 25, 1997, prepared by the Company, or directly from the Company, and the Buyer has negotiated the purchase of the Notes solely and directly with the Company and the buyers of the Other Notes.

          4.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY

          The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the Prospectus and as currently conducted, and (ii) in the case of the Company, to execute, deliver and perform its obligations under this Agreement, the Notes and the other agreements executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company has no Subsidiaries other than the Subsidiaries listed in Exhibit 21 to the 1996 10-K; none of such Subsidiaries is material to the Company. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity (other than a minority interest in a non-affiliated Company, which interest is not material to the Company).

          (b) QUALIFICATIONS. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

          (c) CAPITALIZATION. The capitalization of the Company as of September 30, 1997 was as set forth in the Prospectus; the authorized Common Stock consists of 30,000,000 shares, of which 19,273,817 shares were outstanding on January 26, 1998; no shares of preferred stock of the Company are outstanding; and on the Closing Date there will be no material increase in the number of shares of Common Stock outstanding (except for not more than 10,000 shares issued upon the exercise of options and warrants outstanding on the date hereof and except for any sale of shares of Common Stock which may be made pursuant to the Direct Common Stock Offering) and no increase in the number of shares of preferred stock outstanding. The Company does not have outstanding any securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock other than options granted under the stock option and similar plans which have been adopted by the Company and the $6,000,000 convertible promissory note


                                       9.

issued to Sanofi S.A. which is referenced in the Prospectus; and there will be no antidilution or similar adjustment to such stock options which arises by reason of issuance of the Notes and the Other Notes or the conversion thereof in accordance with their terms or the issuance of the Purchasable Shares pursuant hereto. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.
None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of Common Stock or options to purchase shares of Common Stock has been issued in violation of the preemptive rights of any securityholder of the Company. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

          (d) MATERIAL LOSSES. Except as disclosed in the Prospectus, since December 31, 1996, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

          (e) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares and the Purchasable Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Notes, and the Interest Shares, when issued in payment of interest on the Notes, and the Purchasable Shares, when issued pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or to purchase or otherwise acquire the Notes. The Company has duly reserved 3,854,763 shares of Common Stock for issuance upon conversion of the Notes and the Other Notes, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Notes and the Supplemental Indenture, as long as the Notes are outstanding. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock, to the Company's knowledge, meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since December 31, 1995 by the NASD of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq (other than in connection with the Company's settlement with Sanofi, S.A., which matter the Company believes has been resolved to the satisfaction of Nasdaq) and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason why the Shares will not be eligible for listing on Nasdaq.

          (f) CORPORATE AUTHORIZATION. The Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by

                                      10.

the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Indenture and the Supplemental Indenture will be, when duly executed and delivered by the Company and the Trustee, and the Conversion Agent Agreement will be, when executed and delivered by the Company, the Trustee and the Conversion Agent, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and the Notes have been duly and validly authorized and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement, the Indenture and the Supplemental Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture and the Supplemental Indenture.

          (g) DESCRIPTION OF COMMON STOCK. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects.

                                      11.

          (h) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the passage of time, or both, (i) result in any violation of any term of the certificate of incorporation or by-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected which conflict, breach, default, modification, lien, security interest, charge or encumbrance would have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or the authority or ability of the Company to perform its obligations under the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which violation or contravention would have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or the authority or ability of the Company to perform its obligations under the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its material properties and to conduct its business or to make use thereof.

          (i) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company in connection with the execution, delivery and performance of the Transaction Documents and the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Notes, other than (1) such as have been obtained or made under the 1933 Act and the Rules and Regulations and the 1939 Act and the 1939 Act Rules and Regulations, (2) listing of the Shares on Nasdaq, (3) as may be required under applicable state securities or "blue sky" laws, and (4) the filing of the Prospectus Supplement with the SEC.

          (j) CONDUCT OF BUSINESS. Except as set forth in the Prospectus, since December 31, 1996, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other

                                      12.

debts or claims held by it other than in the ordinary course of business;
(iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement;
(iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Repurchase Event.

          (k) ABSENCE OF CERTAIN PROCEEDINGS. Except as described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body presently pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; and to the best of the Company's knowledge there is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any director or officer of the Company.

          (l) LIABILITIES. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the Prospectus or as otherwise described in the Prospectus, subsequent to December 31, 1996, neither the Company nor any Subsidiary has incurred any liability, debt or obligation of any nature whatsoever which individually or in the aggregate are material to the Company and the Subsidiaries taken as a whole, other than those incurred in the ordinary course of their respective businesses.

          (m) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole, except as disclosed in the Prospectus.

                                      13.

          (n) INTELLECTUAL PROPERTY. Except as disclosed in the Prospectus, to the knowledge of the Company after reasonable investigation conducted in the normal course of business, the Company and the Subsidiaries own, or are licensed or otherwise have the right to use, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them or proposed to be conducted by them, and neither the Company nor any Subsidiary has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries.

          (o) COMPLIANCE WITH LAW AND OBLIGATIONS. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violations would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim against the Company or any Subsidiary. The Company and each of the Subsidiaries has performed in all material respects its obligations required to be performed by it, and is not in default in any material respect, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder.

                                      14.

          (p) INSURANCE. The Company and each Subsidiary maintains insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is to the Company's knowledge usually maintained by companies of comparable size engaged in the same or a similar business and in the same geographic region as the Company and the Subsidiaries, subject to customary deductibles.

          (q) REGISTRATION STATEMENT, INDENTURE, ETC. (1) The Registration Statement has been declared effective under the 1933 Act and no stop order or other proceeding relating to the Registration Statement is pending or threatened. The Indenture has been qualified under the 1939 Act.

          (2) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it was first filed with the SEC, on the SEC Effective Date, on the date of execution and delivery of this Agreement by the parties hereto and on the Closing Date (and each such amendment and supplement at the time of its filing with the SEC and on the Closing Date) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (3) The Prospectus as of its date, on the date of execution and delivery of this Agreement by the parties hereto, and on the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

          (4) On the SEC Effective Date, the date the Prospectus was first filed with the SEC pursuant to Rule 424(b), on the date of execution and delivery of this Agreement by the parties hereto and on the Closing Date and when any amendment or supplement to the Prospectus is filed with the SEC on or prior to the Closing Date, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the SEC any amendment or supplement thereto), did and will comply with the applicable provisions of the 1933 Act, the Rules and Regulations, the 1934 Act and the rules and regulations thereunder, the 1939 Act and the 1939 Act Rules and Regulations and will contain all statements required to be stated therein in accordance with the 1933 Act, the Rules and Regulations, the 1934 Act and the rules and regulations thereunder.

          (5) On the date of execution and delivery of this Agreement by the parties hereto and on the Closing Date, the Indenture and the Supplemental Indenture complied and will comply with all applicable provisions of the 1939 Act and the 1939 Act Rules and Regulations.

                                      15.

          (6) The Company meets the requirements for use of Form S-3 for registration of the offer and sale of the Notes and Shares to the Buyer in accordance with Rule 415 of the Rules and Regulations. Copies of the Registration Statement and all amendments thereto and the Prospectus Supplement, a copy of which Prospectus Supplement is attached hereto as ANNEX III, have been delivered to the Buyer.

          (r) INVESTMENT COMPANY. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (s) ABSENCE OF BROKERS, FINDERS, ETC. The Company has engaged Diaz & Attschal Capital LLC exclusively to provide financial transaction advice to the Company relating to the Notes and the Company will be responsible for the fees of Diaz & Attschal. The Company has not engaged any underwriter, placement agent, broker, finder or similar person in connection with the transactions contemplated by this Agreement.

          (t) CERTAIN ISSUANCES OF SECURITIES; CERTAIN NASD MATTERS. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock which are subject to Section 4460(i)(1)(D) of the rules of the NASD since January 20, 1997. Based upon the letter, dated February 2, 1998, from the NASD to the Company, a copy of which has been provided to the Buyer, the issuance of the Notes and the issuance of the Conversion Shares upon conversion of the Notes or the Interest Shares in payment of interest on the Notes are not subject to a requirement of Nasdaq for Stockholder Approval under Rule 4460(i) of Nasdaq, and the Company will not be limited by Rule 4460(i) of Nasdaq with respect to the number of Conversion Shares issuable upon conversion of the Notes or Interest Shares issued in payment of interest on the Notes in order to remain in compliance with the listing standards of Nasdaq (it being understood that no representation is made herein with regard to the Purchasable Shares).

          (u) RIGHTS AGREEMENT. Assuming that the Buyer does not hold any shares of Common Stock other than as acquired upon conversion of the Notes, and subject to compliance with the limitation on the number of shares of Common Stock that may be held by the Buyer as contained therein, the execution and delivery of this Agreement by the Company, the issuance of the Notes as contemplated by this Agreement, the issuance of the Conversion Shares upon conversion of the Notes and the other transactions contemplated by the Transaction Documents will not result in the Buyer becoming an Acquiring Person, as defined in the Rights Agreement; and the holders of the Notes will be entitled with respect to the Shares and the Buyer shall be entitled with respect to the Purchasable Shares, to the benefits available to the holders of Common Stock under the Rights Agreement.

          5.   CERTAIN COVENANTS

                                      16.

          (a) NASDAQ LISTING; REPORTING STATUS. On or before the Closing Date, the Company will file with Nasdaq an application or other document required by Nasdaq for the listing of the Shares with Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any portion of the Notes or any Shares, the Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq or another national securities exchange. During the period of three years following the Closing Date, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. So long as the Buyer owns the Notes or any Conversion Shares, the Company shall (1) use its commercially reasonable best effort to furnish to the Buyer copies of all Current Reports on Form 8-K filed by the Company with the SEC within three business days after each such filing and (2) furnish to the Buyer copies of all other reports and other information filed by the Company with the SEC pursuant to Sections 13, 14(a), 14(c) and 15(d) of the 1934 Act promptly, but in no event later than five days, after the same are filed with the SEC, other than in the case of this clause (2) any such report or other information which is publicly available through the SEC's EDGAR system on or prior to such fifth day.

          (b) INDENTURE; SUPPLEMENTAL INDENTURE. The Company agrees to execute and deliver to the Trustee (1) the Indenture in the form filed as Exhibit 4.2 to the Registration Statement and (2) the Supplemental Indenture in the form attached hereto as ANNEX IV, in each such case on or before the Closing Date.

          (c) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Notes for sale to the Buyer pursuant to this Agreement and the Shares for sale upon conversion of the Notes and for payment of interest on the Notes under such of the securities laws of the States of Illinois and New York as shall be applicable thereto. In connection with the foregoing obligations of the Company in this Section 5(c), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(c), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or
(5) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

          (d) CERTAIN FUTURE FINANCINGS AND RELATED ACTIONS. (1) The Company shall not make any assertion or claim contrary to the interpretation of the NASD with respect to the

                                      17.

inapplicability of the Stockholder Approval requirement under NASD Rule 4460(i) to the Notes and the Shares set forth in the letter, dated February 2, 1998, from the NASD to the Company.

          (2) During the period from the date of this Agreement to the date which is one year after the Closing Date, the Company shall not, without the prior written consent of the Majority Holders, offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price which fluctuates with the market price of the Common Stock other than pursuant to this Agreement and the Other Note Purchase Agreements.

          (e) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Note, the Company (1) shall comply with Article Ten of the Indenture and Article Five of the Supplemental Indenture as if the Notes were outstanding, (2) shall not take any action which, if the Notes were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or (B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

          (f)  CONCERNING THE REGISTRATION STATEMENT.

          (1) The Company will file the Prospectus Supplement, in the form attached hereto as ANNEX III, with the SEC on or before the Closing Date. The Company will not, on or prior to the Closing Date, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Buyer within a reasonable period of time prior to the filing thereof and the Buyer shall not have objected thereto in good faith.

                                      18.

          (2) The Company will notify the Buyer promptly, and will confirm such advice in writing (A) of any request by the SEC on or prior to the Closing Date for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (B) of the issuance by the SEC on or prior to the Closing Date of any stop order suspending the effectiveness of the Registration Statement or the initiation on or prior to the Closing Date of any proceedings for that purpose or the threat thereof, (C) of the happening of any event prior to the Closing Date that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (D) of receipt by the Company or any representative or attorney of the Company on or prior to the Closing Date of any other communication from the SEC relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time on or prior to the Closing Date the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the SEC pursuant to Rule 430A and to notify the Buyer promptly of all such filings.

          (3) The Company will comply with all the provisions of any undertakings contained in the Registration Statement which are required to be complied with on or prior to the Closing Date.

          (4) The Company shall not file any document under the 1934 Act before the termination of the offering of the Notes to the Buyer if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Buyer after reasonable notice thereof.

          (5) The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date and the first day of the Company's final quarter next following the date the Prospectus Supplement is filed with the SEC.

          (6) The Company shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement or a successor registration statement under the 1933 Act at all times that the Buyer shall have the right to purchase any Purchasable Shares pursuant to Section 9.

          (g) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Note set forth in


                                      19.

Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

          (h) DEBT OBLIGATION. So long as any portion of the Notes is outstanding, the Company shall cause its books, records and financial statements to reflect the Note as a debt of the Company in its unpaid principal amount and, whenever appropriate, as a valid senior subordinated debt obligation of the Company for money borrowed.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

          The Buyer understands that the Company's obligation to sell the Notes to the Buyer pursuant to this Agreement is conditioned upon the following (any or all of which may be waived by the Company in its sole discretion):

          (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

          (b) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for any representation given as of a specific date, which representation shall be true and correct as of such date), and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date;

          (c) The Registration Statement shall continue to be effective and no stop order or similar proceeding relating to the Registration Statement shall be pending or threatened; and

          (d) No event which, if the Notes were outstanding, (1) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the lapse of time, or both, would constitute a Repurchase Event shall have occurred and be continuing.

          7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE

          The Company understands that the Buyer's obligation to purchase the Notes is conditioned upon the following (any or all of which may be waived by the Buyer in its sole discretion):

          (a) On or before the Closing Date, the Trustee shall have executed and delivered to the Company the Indenture in the form filed as Exhibit 4.2 to the Registration Statement and the Supplemental Indenture in the form attached hereto as ANNEX IV;

                                     20.

          (b) On or before the Closing Date, the Transfer Agent and the Trustee shall have executed and delivered to the Company the Conversion Agent Agreement in the form attached hereto as ANNEX II;

          (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

          (d) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and, except for the approvals referred to in clauses (1) through (4) of
Section 4(i), which shall have been obtained on or before the Closing Date, shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for any representation given as of a specific date, which representation shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

          (e) The Registration Statement shall remain effective; no stop-order or similar proceeding relating to the Registration Statement shall be pending or threatened; the Company shall have filed the Prospectus Supplement with the SEC; and, on or after the date of execution and delivery of this Agreement but on or before the Closing Date, the Company shall not have made or filed with the SEC any amendment or supplement to the Registration Statement or the Prospectus other than the Prospectus Supplement;

          (f) No event which, if the Notes were outstanding, (1) would constitute an Event of Default or, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

          (g) The Company shall have delivered to the Buyer its certificate, dated the Closing Date, duly executed by its President and Chief Executive Officer to the effect set forth in subparagraphs (c), (d), (e) and (f) of this Section 7;

          (h) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date,
(2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Buyer;

          (i) The receipt by the Buyer on the Closing Date of an opinion of Brobeck,

                                     21.

Phleger & Harrison LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of ANNEX V attached hereto, and an opinion of patent counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of ANNEX VI attached hereto;

          (j) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities; and

          (k) On or before the Closing Date, the Company shall have obtained and delivered copies to the Buyer of written confirmation, in form and substance reasonably satisfactory to the Buyer, from Silicon Valley Bank and each lender or lessor under the Company's lease lines.

          8.   INDEMNIFICATION AND CONTRIBUTION

          (a) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation and relate to or result from any liability or alleged liability of any Indemnified Person to any third party. Subject to the restrictions set forth in Section 8(a)(2), the Company shall reimburse each Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other expenses incurred by them in connection with defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 8(a)(1) shall not apply to: (I) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, or (II) any Claim to the extent such Claim relates to or results from any liability or alleged liability of such Indemnified Person to the Buyer, any holder of the Other Notes or any of their respective Affiliates or any Permitted Transferee thereof based upon a Violation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and shall survive the transfer of the Securities by the Buyer.

                                     22.

          (2)  Promptly after receipt by an Indemnified Person under this
Section 8(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person; PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding; PROVIDED, FURTHER, HOWEVER, that, to the extent practicable, any such additional counsel shall only be retained with respect to the specific claims involving differing interests. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          (b) OTHER RIGHTS. The indemnification provided in this Section shall be in addition to any other rights or remedies available at law or in equity.

          9.   PURCHASABLE SHARES

          (a) RIGHT TO PURCHASE. The Buyer shall have the right (up to 30 days) to purchase from the Company at any time or from time to time prior to expiration as provided in this Section 9, the number of shares of Purchasable Shares shown on the signature page of this Agreement at the price per share shown on the signature page of this Agreement, subject to adjustment as provided in Sections 9(d), 9(e) and 9(f). The Buyer is not giving any consideration for the rights under this Section 9.

          (b)  PURCHASE.

          (1) In order to purchase any Purchasable Shares, the Buyer shall give a notice to the Company which sets forth the number of Purchasable
Shares to be purchased by the Buyer and the aggregate purchase price therefor.

          (2) The closing of each purchase of Purchasable Shares pursuant hereto shall occur on the date which is ten Business Days after the Buyer shall have given the notice specified in Section 9(b)(1) or such other date as mutually agreed by the Company and the Buyer, subject to the right of the Company by notice to the Buyer to delay such closing for a reasonable period of time

                                     23.

(up to 30 days) based on the Registration Statement not being available for sales of Purchasable Shares (each, a "Purchasable Share Closing Date").

          (3) Prior to each Purchasable Share Closing Date, the Company shall prepare and file with the SEC, and deliver to the Buyer, such supplement, if any, to the Prospectus as the Company determines is required to sell the Purchasable Shares to the Buyer on such Purchasable Share Closing Date.

          (4) The right to purchase the Purchasable Shares as provided for in this Section 9 shall expire upon the earlier to occur of (A) February 3, 2001; or (B) expiration thereof in accordance with the proviso in Section 9(e).

          (c) CLOSING. On each Purchasable Share Closing Date, the Company shall issue and deliver to the Buyer the number of Purchasable Shares issuable pursuant hereto on such Purchasable Share Closing Date and the Buyer shall make payment in same day funds to the Company of an amount equal to the aggregate purchase price of such Purchasable Shares.

          (d) ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time, all the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (1) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (2) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (3) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 9(f)), then and in each such case the Buyer, upon the purchase of Purchasable Shares as provided in this Section 9, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (2) and (3) of this Section 9(d)) which the Buyer would hold on the date of such exercise if on the date thereof the Buyer had been the holder of record of the number of shares of Common Stock included in the Purchasable Shares and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in

                                     24.

subdivisions (2) and (3) of this Section 9(d)) receivable by the Buyer as aforesaid during such period, giving effect to all adjustments called for during such period by Section 9(e).

          (e) EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (1) effect a reorganization, (2) consolidate with or merge into any other Person, (3) effect an exchange of outstanding shares of the Company for securities of any other Person or (4) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, share exchange, sale or conveyance, the Company shall cause effective provisions to be made so that the Buyer shall have the right thereafter, upon purchase of Purchasable Shares (in lieu of the shares of Common Stock of the Company purchasable and receivable upon exercise of the rights represented hereby immediately prior to such transaction) to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon purchase of Purchasable Shares immediately prior to such reorganization, consolidation, merger, share exchange, sale or conveyance; PROVIDED, HOWEVER, that in the event (a) the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of Common Stock of the Company purchasable and receivable upon the exercise by the Buyer of the right to purchase hereunder immediately prior to such transaction is in excess of the purchase price per share hereunder in effect at the time of such reorganization, consolidation, merger, share exchange, sale or conveyance (after giving effect to any adjustment in such purchase price required to be made under this Section 9), and (b) the securities, if any, to be received in such reorganization, consolidation, merger, share exchange, sale or conveyance are publicly traded or the consideration to be so received in cash, then if the Company gives the Buyer at least 20 Business Days (or such lesser period as the Company gives notice of such transaction to the holders of the outstanding shares of Common Stock) prior notice of such reorganization, merger, share exchange, sale or conveyance the Buyer's rights under this Section 9 shall expire unless exercised prior to such reorganization, consolidation, merger, share exchange, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9(e) shall apply to successive reorganizations, consolidations, mergers, share exchanges, sales and conveyances.

          (f) ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the purchase price per Purchasable Share shall, simultaneously with the happening of such event, be adjusted by multiplying the purchase price in effect immediately

                                     25.

prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the purchase price per Purchasable Share then in effect. The purchase price per Purchasable Share, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 9(f). The Buyer shall thereafter, on the exercise of its rights hereunder, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the purchase price per Purchasable Share in effect immediately prior to such issuance and (ii) the denominator is the purchase price per Purchasable Share in effect on the date of such exercise.

          (g)  NOTICES OF RECORD DATE, ETC.  In the event of

          (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person, or

          (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Buyer, at least ten days prior to such record date, a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation or merger (to which the Company is a party and for which approval of any stockholders of the Company is required, other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on

                                     26.

such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders if either is required.

          (h) RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery under this Section 9, a sufficient number of shares of Common Stock to effect the purchase in full by the Buyer of the Purchasable Shares and the exercise, conversion or exchange of any security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes.

          (i) NO TRANSFER. The rights of the Buyer under this Section 9 may not be transferred without the consent of the Company, except by operation of law.

          (j) CERTAIN MATTERS. The Buyer acknowledges that the right to purchase the Purchasable Shares hereunder is not a "security" for purposes of the 1933 Act or the 1934 Act and that no "sale" of a security is being made by reason of the provisions of this Section 9.

          10.  MISCELLANEOUS

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (c) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (d) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line

                                     27.

facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice should be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Senior Vice President, Finance (telephone line facsimile number (650) 369-5318), and a copy shall also be given to: Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303-0913,
Attention: Thomas Bevilacqua, Esq. (telephone line facsimile transmission number (650) 496-2755), and in the case of any notice to the Buyer, a copy shall be given to: _______________________________________________________
Attention: _____________ (telephone line facsimile transmission number (___) ___-____).

          (e) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (f) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein or in the Indenture. This Agreement, including the Annexes, supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

          (g) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (h) AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate

                                     28.

as an amendment of this Agreement.

          (i) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (j) ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS. Unless the Buyer shall have obtained the prior written consent of the Company, the rights and obligations of the Buyer pursuant to Section 5 and Section 8 of this Agreement may only be assigned to a Permitted Transferee and shall be automatically assigned by the Buyer to any Permitted Transferee of all or any portion of the Notes only if: (a) the Buyer agrees in writing with such transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company contemporary with such assignment, and (b) the Company is, contemporaneously with such transfer or assignment, furnished with notice of (i) the name and address of such transferee or assignee and
(ii) the securities with respect to which such rights and obligations are being transferred or assigned. Upon any such transfer, the Company shall be obligated to such Permitted Transferee to perform all of its covenants under
Section 5 and Section 8 as if such Permitted Transferee were the Buyer.

          (k) EXPENSES. Whether or not the closing occurs, all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, fees of the Trustee and counsel for the Trustee and fees of the Conversion Agent but excluding (a) fees and expenses of investment bankers retained by the Buyer, (b) brokerage commissions incurred by the Buyer and (c) fees and disbursements of counsel for the Buyer. Except as provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          (l) TERMINATION. (1) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before February 4, 1998, other than solely by reason of a breach of this Agreement by the Buyer. Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (2) The Company shall have the right to terminate this Agreement by giving notice to the Buyer at any time prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before February 4, 1998, other than solely by reason of a breach of this Agreement by the Company. Upon such termination, neither the Company nor the Buyer shall

                                     29.

have any further obligation one to the other hereunder.

          (m) SURVIVAL. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and delivery of and payment for the Notes, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

          (n) PRESS RELEASE, PUBLIC ANNOUNCEMENTS, ETC. The Company has provided to the Buyer, and the Buyer has approved, a form of press release proposed to be issued by the Company regarding this Agreement and the transactions contemplated hereby. The Company and the Buyer shall have the right to approve before issuance any other press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          (o) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                     30.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date set forth above.

Principal Amount:        $

Purchase Price:          $

Purchasable Shares:      $

Purchase Price:          $



                                  CYGNUS, INC.



                                   By:
                                        ___________________________________
                                        Name:
                                        Title:

                                   Date:
                                        ___________________________________


                                     31.

                                   [NAME]



                                   By:
                                        ___________________________________
                                        Name:
                                        Title:

                                   Date:
                                        ___________________________________

                                   Address:






                                   Facsimile No.:


                                     32.